UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

CHINA HEALTH INDUSTRIES HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51060 (Commission File Number)	86-0827216 (IRS Employer Identification No.)

68 Binbei Street, Songbei District, Harbin City Heilongjiang Province, People’s Republic of China (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-86-451 8989 1246

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On September 18, 2009, the Company’s auditors, Malone & Bailey PC (“Malone”) resigned as the Company’s  independent accounting firm .

The reports of Malone on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to accept Malone’s resignation was approved by the board of directors of the Company on September 21, 2009.

For the most recent fiscal year ended June 30, 2009, Malone informed the Company that because of a material scope limitation encountered during the audit of the financial statements, the fairness or reliability of such financial statements to be issued for the fiscal year ended June 30, 2009 will be impacted and unless resolved to Malone’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements. Due to the Malone’s resignation, this issue has not been resolved to Malone’s satisfaction prior to its resignation.

We provided Malone with a copy of this disclosure before its filing with the SEC. We requested that Malone provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Malone stating that it agrees with the above statements.  A copy of this letter is filed as an exhibit to this report.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
	16.1	Letter dated September 22, 2009 from Malone & BaileyPC to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

Dated: September 22, 2009	By:	/s/ Xin Sun
	Name:	Xin Sun
	Title:	Chief Executive Officer and Chief Financial Officer